SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2014

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3524 Airport Road

        Maiden, North Carolina 28650

(Address of Principal Executive Offices)

(Zip Code)

                                   (828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, Air T, Inc. (the “Company”) appointed Candice L. Otey as its Vice President-Finance, Chief Financial Officer, Treasurer and Secretary and designated her as the Company’s principal financial officer. Ms. Otey, appointed as the Company’s principal accounting officer on July 25, 2014, will continue to serve in that position. Other biographical information regarding Ms. Otey is set forth in the third paragraph under Item 5.02 of the Company’s Form 8-K filed on July 25, 2014, which information is incorporated by reference herein. Ms. Otey’s annual salary rate was increased to $167,500 in connection with her appointment.

In connection with Ms. Otey’s appointment, on November 17, 2014, Cheryl C. Sigmon was removed as the Company’s Vice President-Finance, Treasurer, Secretary and principal financial officer. Ms. Sigmon will continue to serve the Company as the chief financial officer of the Company’s air cargo segment, which is comprised of its Mountain Air Cargo, Inc. and CSA Air, Inc. subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014

AIR T, INC.

By:	/s/ Nick Swenson
Nick Swenson, President-and Chief Executive Officer